Change of Name

DPC19871557783

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION (PROFIT) Form 002

Filing fee: **$25.00** revised 12/28/2001
Deliver 2 copies to: Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Please include a self-address envelope

FILED
DONETTA DAVIDSON
COLORADO SECRETARY OF STATE
20021063417 M
$ 75.00
ABOVE SPACE FOR OFFICE USE ONLY
SECRETARY OF STATE
03-14-2002 10:44:46

The undersigned corporation, pursuant to § 7-110-106, Colorado Revised Statutes (C.R.S.), delivers these Articles of Amendment to its Articles of Incorporation to the Colorado Secretary of State for filing, and states as follows:

NCGS

1. The name of the corporation is: Peacock Financial Corporation
(If changing the name of the corporation, indicate name of corporation BEFORE the name change)

2. The date the following amendment(s) to the Articles of Incorporation was adopted: 3/12/02

3. The text of each amendment adopted (include attachment if additional space needed): ______

4. If *changing* the corporation name, the *new name* of the corporation is: Broadleaf Capital Partners, Inc.

5. If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: ______

6. Indicate manner in which amendment(s) was adopted (mark only one):
- [ ] No shares have been issued or Directors elected – Adopted by Incorporator(s)
- [ ] No shares have been issued but Directors have been elected – Adopted by the board of directors
- [ ] Shares have been issued but shareholder action was not required – Adopted by the board of directors
- [x] The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group – Adopted by the shareholders

7. Effective date (if not to be effective upon filing) 3/12/02 *(Not to exceed 90 days)*

8. The address to which the Secretary of State may send a copy of this document upon completion of filing (or to which the Secretary of State may return this document if filing is refused) is: 2531 San Jacinto Avenue San Jacinto, Ca. 92583

Lisa Martinez
(individual's signature)

Signer's Name-printed Lisa Martinez
Signer's Title Corporate Secretary

OPTIONAL. The electronic mail and/or Internet address for this entity is/are: e-mail lmartinez@broadleafcapital.com Web site ______

The Colorado Secretary of State may contact the following authorized person regarding this document:
name Lisa Martinez address 2531 San Jacinto Avenue San Jacinto, Ca. 92583
voice 909) 652-3885 fax 909) 652-5035 e-mail lmartinez@broadleafcapital.com

COMPUTER UPDATE COMPLETE
MW

FILED # C6791-01

MAR 19 2001

IN THE OFFICE OF
[signature]
DEAN HELLER SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

BROADLEAF CAPITAL PARTNERS

1. **Name of Company:**

Broadleaf Capital Partners

2. **Resident Agent:**

The resident agent of the Company is:

CUSTOM FUND GROUP, INC.
5353 W. Desert Inn Rd., Suite 2117
Las Vegas, Nevada 89146

3. **Board of Directors:**

The Company shall initially have one director (1) who is Robert A. Braner; 2492 Rye Beach Lane, Suite 100, Henderson, Nevada 89052. This individual shall serve as director until their successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

4. **Authorized Shares:**

The aggregate number of shares which the corporation shall have authority to issue shall consist of 20,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

5. **Preemptive Rights and Assessment of Shares:**

Holders of Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pays the debts of the corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

6. Directors' and Officers' Liability

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

7. Indemnity

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer

8. Amendments

Subject at all times to the express provisions of Section 5 on the Assessment of Shares, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9. Power of Directors

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

(a) Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

(b) To authorize and caused to be executed mortgages and liens, with or without limitations as to amount, upon the real and personal property of the corporation;

(c) To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

(d) To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

(e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the of the corporation, which, to the extent provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF, I hereunder set my hand this Monday, March 19, 2001, hereby declaring and certifying that the facts stated hereinabove are true.

Signature of Incorporator

Name: **Pantelis Langis**
Address: 5353 W. Desert Inn Rd., Suite 2117
Las Vegas, Nevada 89146

Signature: ____________________
Pantelis Langis

State of Nevada)
County of Clark)

This instrument was acknowledged before me on March 19, 2001, by Pantelis Langis.

Signature: ____________________
Notary Public

Notary Public - State of Nevada
County of Clark
CARY MARGOLIS
My Appointment Expires
June 30, 2002
No. 98-3427-1

Certificate of Acceptance of Appointment as Resident Agent: I, Fantelis Langis, on behalf of Custom Fund Group, Inc., (CFG), hereby accept appointment of CFG as the resident agent for the above referenced company.

Signature: ____________________
Pantelis Langis

ARTICLES OF MERGER

1. An Agreement and Plan of Merger ("Plan") was executed April 5, 2002 between:

DPC19871557783

Broadleaf Capital Partners, Inc., a Colorado corporation ("Broadleaf-Colorado")

and

NQ Broadleaf Capital Partners, Inc., a Nevada corporation ("Broadleaf-Nevada")

FILED
DONETTA DAVIDSON
COLORADO SECRETARY OF STATE
20021090361 M
$ 110.00
SECRETARY OF STATE
04-10-2002 10:59:15

2. A copy of the Plan is attached.

3. Broadleaf-Nevada shall be the surviving corporation.

4. The Plan was adopted and approved by the shareholders of Broadleaf-Colorado in accordance with the Colorado Business Corporation Act. The number of votes cast for the Plan by each voting group entitled to vote separately on the merger was sufficient for approval by that voting group.

5. The Plan was adopted and approved by the sole initial director of Broadleaf-Nevada. Shareholder approval was not required because not shares had yet been issued.

Dated this 5 day of April, 2002.

Broadleaf Capital Partners, Inc., a Colorado corporation,

By: ______________________
Robert A. Braner, *President*

Broadleaf Capital Partners, Inc., a Nevada corporation

By: ______________________
Robert A. Braner, *sole initial director*

COMPUTER UPDATE COMPLETE
MW

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of April 5th, 2002 ("Agreement"), among Broadleaf Capital Partners, Inc., a Colorado corporation ("Broadleaf-Colorado"), and Broadleaf Capital Partners, Inc, a Nevada corporation ("Broadleaf-Nevada").

RECITALS

The respective Boards of Directors and shareholders, as the case may of Broadleaf-Colorado and Broadleaf-Nevada have each approved, upon the terms and subject to the conditions set forth in this Agreement, the merger ("Merger") of Broadleaf-Colorado with and into Broadleaf-Nevada for the sole purpose of changing the corporate domicile of Broadleaf-Colorado from Colorado to Nevada.

In consideration of the respective representations, warranties, covenants and agreements contained in this Agreement, Broadleaf-Colorado and Broadleaf-Nevada hereby agree as follows:

ARTICLE I
THE MERGER

1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the relevant provisions of the Colorado Business Corporation Act ("Colorado Statute") and the Nevada Business Corporation Act ("Nevada Statute"), respectively, Broadleaf-Colorado will be merged with and into Broadleaf-Nevada. Following the Merger, Broadleaf-Nevada will continue as the surviving corporation ("Surviving Corporation") and will continue its existence under the laws of the State of Nevada, and the separate corporate existence of Broadleaf-Colorado will cease.

1.02 Effective Time. The Merger will be consummated by filing with the Secretaries of State of the States of Colorado and Nevada, respectively, Articles of Merger, amended Certificate of Incorporation, or other appropriate documents ("Articles of Merger") in accordance with the Colorado Statute and the Nevada Statute, respectively. The Merger will become effective at such time as the Articles of Merger are duly filed, the time the Merger becomes effective being the "Effective Time".

1.03 Effects of the Merger. The Merger will have the effects specified in the Colorado Statute and the Nevada Statute, respectively.

1.04 Amendments to Articles of Incorporation and Bylaws. At the Effective Time (i) the Articles of Incorporation of Broadleaf-Nevada, as amended, and as in effect immediately prior to the Effective Time will be the Articles of Incorporation of the Surviving Corporation, and (ii) the Bylaws of Broadleaf-Colorado, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation.

1.05 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and officers of the Surviving Corporation will be the following persons:

Robert A. Braner	**Nigel Gordon-Stewart**
Donald E. Johnson	**Jason A. Sunstein**
Christopher J. Houghton	**Charles Snipes**

Each person will serve until their respective successors will have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and by laws.

ARTICLE II
EXCHANGE OF SHARES

2.01 Issuance of Certificates. Promptly after the Effective Time, the Surviving Corporation will issue to each shareholder of Broadleaf-Colorado a certificate representing the Common Stock to be issued to each such shareholder and simultaneously each such shareholder will exchange and surrender the certificate representing all of such shareholder's shares in Broadleaf-Colorado. The Surviving Corporation may accomplish the described exchange of shares in any manner deemed appropriate by the Surviving Corporation and its transfer agent, including a change in the stock ledger of the Surviving Corporation without the necessity of issuing new certificates. At the close of business on the day of the Effective Time, the stock ledger of Broadleaf-Colorado will be closed.

ARTICLE III
COVENANTS

3.01 Filings; Other Action. Subject to the terms and conditions herein provided, Broadleaf-Colorado and Broadleaf-Nevada will: (i) use all reasonable efforts to cooperate with one another in (a) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, and other jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (b) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (ii) use best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Innovative and Turf will use best efforts to take all such necessary action.

3.02 Further Action. **Each party hereto will perform such further acts and execute such documents as may be reasonably required to effect the Merger.**

IN WITNESS, the parties have executed this Agreement on the date first above written.

BROADLEAF CAPITAL PARTNERS, INC.
a Colorado corporation

By: ______________________
Name: Robert A. Braner
Title: ***President***

BROADLEAF CAPITAL PARTNERS, INC.
a Nevada corporation

By: ______________________
Name: Robert A. Braner
Title: ***sole initial director***

(#325)

FILED # C 6791-01

APR 10 2002

ARTICLES OF MERGER

1. An Agreement and Plan of Merger ("Plan") was executed April 5, 2002 between:

Broadleaf Capital Partners, Inc., a Colorado corporation ("Broadleaf-Colorado")
and
Broadleaf Capital Partners, Inc., a Nevada corporation ("Broadleaf-Nevada")

2. Broadleaf-Nevada shall be the surviving corporation.

3. The Plan has been adopted by each constituent entity.

4. The Plan was adopted and approved by the shareholders of Broadleaf-Colorado in accordance with the Colorado Business Corporation Act.

5. The Plan was adopted and approved by the sole initial director of Broadleaf-Nevada. No shareholder approval was required.

6. The executed Plan and the Certificate of Amendment of Broadleaf-Nevada as the surviving corporation are on file at the princip l offices of Broadleaf Capital Partners, Inc. at:

2531 San Jacinto Avenue
San Jacinto, CA 92583

Broadleaf Capital Partners, Inc. - a Nevada corporation
Robert A. Braner, *President*

Lisa Martinez, *Secretary*

State of California
County of Riverside

On april 5, , 2002, personally appeared before me, a Notary Public, Robert A. Braner and Lisa Martinez who acknowledged that they executed the foregoing instrument.

Notary Public for Californa

KELLY J. HOPPER
COMM. #1273543
NOTARY PUBLIC - CALIFORNIA
RIVERSIDE COUNTY
My Comm. Exp. August 11, 2004

My Commission expires: August 11, 2004

(#150)

FILED # C6791-01

APR 10 2002

Registry Number: C 6791-01

Certificate of Amendment
to Articles of Incorporation
(Before Issuance of Stock)

BROADLEAF CAPITAL PARTNERS, INC.

I, the undersigned being the sole initial director, of Broadleaf Capital Partners, Inc., do hereby certify:

(1) That the original Articles of Incorporation were filed on March 19, 2001;

(2) That to the date of this Certificate, no stock of the corporation has been issued;

(3) **That Article 4 of the original Articles of Incorporation is amended to read as follows:**

The total authorized capital of the corporation shall be 250,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. The board of directors shall have the authority, without any further approval of the shareholders, to establish the relative rights, preferences and limitations of any class of common or preferred stock. The consideration for the issuance of any shares of capital stock may be paid, in whole or in part, in money, services or other thing of value. The judgment of the directors as to the value of the consideration for the shares shall be conclusive. When the payment of the consideration for the shares has been received by the corporation, such shares shall be deemed fully paid and nonassessable.

Robert A. Braner, *Director*

State of California
County of Riverside

On April 5, 2002, personally appeared before me, a Notary Public, Robert A. Braner, who acknowledged that he executed the foregoing instrument.

Notary Public for [signature]
My Commission expires: August 11, 2004

HOPPER
COMM. #1273543
NOTARY PUBLIC - CALIFORNIA
COUNTY
August 11, 2004

04/10/2002 10:52A FILING F702-080-12733

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090203

Filed in the office of	Document Number 20140479992-37
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/01/2014 2:24 PM
	Entity Number C6791-2001

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Broadleaf Capital Partners, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1. - Name of Company: The name of the corporation is EnergyTek Corp.

Article 4 – Authorized Shares:. The authorized capital stock of the corporation shall be 510,000,000 shares. The capital stock of the corporation is divided into two classes: (1) Common Stock in the amount of Five Hundred Million (500,000,000) shares, having par value of $0.001 each, and (2) Preferred Stock in the amount of Ten Million (10,000,000) shares, having par value of $0.01 each, with Ninety (90) shares of preferred stock having previously been designated as Series A and Three Hundred Thousand (300,000) shares of preferred stock having previously been designated as Series B. [Continued on Attachment Page]

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 76.34%

4. Effective date and time of filing: (optional) Date: 7/22/14 Time: 9:00AM
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Broadleaf Capital Partners, Inc.
Certificate of Amendment to Articles of Incorporation
Attachment Page

The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares subsequent to the issues of shares of that series.

As of the effective date of this Amendment, there shall be a 1 – for – 150 Reverse Split of the issued and outstanding shares of Common Stock, such that each One hundred (150) shares of Common Stock, $0.001 par value, issued and outstanding immediately prior to the effective date (the "Old Common Stock") shall be recombined, reclassified and changed into One (1) share of the corporation's Common Stock, $0.001 par value (the "New Common Stock"), with any fractional interest rounded up to the nearest whole share.